Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 19, 2006, except for Note 10 as to which the date is August 29, 2006 relating to the financial statements of BioVex Group, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial Information” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 14, 2006